UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2011

STR Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34529	27-1023344
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

1699 King Street
Enfield, Connecticut	06082
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 758-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02               DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Resignation of Director

On December 19, 2011, Jason L. Metakis resigned from the Board of Directors (the “Board”) of STR Holdings, Inc. (the Company”), effective December 31, 2011.  Mr. Metakis has served on the Board since June 2007.  Mr. Metakis’ resignation did not involve a disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

Election of New Director

On December 21, 2011, the Board elected Robert S. Yorgensen to the Board, effective January 1, 2012, to fill the vacancy created by the resignation of Mr. Metakis. As previously announced and disclosed on a Form 8-K filed with the Securities and Exchange Commission on December 13, 2011 (the “December 13, 2011 8-K”), Mr. Yorgensen was also appointed as the Company’s Chief Executive Officer and President, effective January 1, 2012.

Other than pursuant to Mr. Yorgensen’s new employment agreement, which was previously disclosed in the December 13, 2011 8-K, Mr. Yorgensen was not selected as a director pursuant to any arrangement or understanding between him or any other person. Mr. Yorgensen will not serve on any committees of the Board. Since the beginning of the Company’s last fiscal year, there has been no transaction or currently proposed transaction in which the Company is or was to be a party and in which Mr. Yorgensen or any of his immediate family members had or will have a direct or indirect material interest, required to be disclosed under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STR Holdings, Inc.

Date: December 22, 2011	By:	/s/ Barry A. Morris
Barry A. Morris
Executive Vice President and Chief Financial Officer